UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 12, 2006

AMERICAN ITALIAN PASTA COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-13403	84-1032638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Identification Employer No.)

4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri	64116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(816) 584-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 12, 2006, American Italian Pasta Company (the “Company”) entered into a Real Estate Sale Contract (the “Sale Contract”) with ST Specialty Foods, Inc. (“ST”). Pursuant to the terms of the Sale Contract, on the closing date (as defined in the Sale Contract), the Company will sell to ST the land and manufacturing plant located in Kenosha, Wisconsin and certain personal property located at the Kenosha manufacturing plant, as set forth in the Sale Contract, for a purchase price of $6,250,000. The sale will be an all cash transaction and the Company expects to generate approximately $6,000,000 of net cash proceeds from the transaction (net of selling expenses). The sale is expected to close in mid-July. The Company is not selling the Kenosha facility’s pasta manufacturing equipment nor pasta inventory to ST. As previously reported, the Company will redeploy its pasta assets, moving two of its manufacturing lines from its Kenosha plant to its South Carolina plant.

ST has agreed that it will not sell, produce, process, co-pack or distribute in Canada, the United States or Mexico any amount of dry pasta product in excess of five million pounds per calendar year, other than when such pasta is included in a product packaged by ST in which package the pasta is accompanied by a packet or pouch of some type or the pasta and seasonings are blended together in the same package. ST has also agreed that it will not sell, produce, process, co-pack or distribute any dry pasta to or for certain companies, as specified in the Sale Contract, or any party affiliated with any of them, or supplying or contracting with any of them with respect to the sale, production, processing, co-packing or distribution of dry pasta or any product containing dry pasta. These agreements survive through December 31, 2009. ST also agreed, through the earlier of December 31, 2009 or the date the current majority owners of ST no longer have control over ST, not to sell, lease or otherwise transfer the rights to use the property to any third party that directly or indirectly sells, produces, processes, co-packs or distributes dry pasta product.

The closing of the sale is subject to certain due diligence review of ST, including receipt of appropriate title information and a review of environmental conditions.

The Sale Contract is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Real Estate Sale Contract between the Company and ST Specialty
Foods, Inc., dated June 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2006	AMERICAN ITALIAN PASTA COMPANY
	By:	/s/ James P. Fogarty
James P. Fogarty
Chief Executive Officer

Exhibit Index

Exhibit Number	Description
10.1	Real Estate Sale Contract between the Company and ST Specialty Foods, Inc. dated June 12, 2006.